Exhibit 99.3

Notice to Investors

The tender offer for the outstanding common stock of Sapient has not yet commenced.  This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of Sapient.  The solicitation and offer to buy common stock of Sapient will only be made pursuant to an Offer to Purchase and related materials.  At the time the tender offer is commenced, Publicis Groupe S.A. and 1926 Merger Sub Inc. will file a tender offer statement on Schedule TO with the SEC and Sapient will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that Sapient files with the SEC at the SEC’s website at www.sec.gov, or free of charge from Sapient at www.sapient.com or by directing a request to Sapient at dridlon@sapient.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits of the proposed transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Sapient and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Publicis Groupe S.A. and the Solicitation/Recommendation Statement to be filed by Sapient. Sapient disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Welcome and thanks for joining everyone today. I’ve got some important news and updates to share with you.

We’ve made a choice, a fundamental choice, to do something different. To do something that really allows us to go after the transformation we’ve talked about on a global stage. We’ve made a choice to be acquired and without further ado, we’re going to be acquired by Publicis.

Let me tell you a little bit about why and what led to such a choice. In discussions with Maurice Lévy, the CEO of Publicis, we had this idea of could we put together something truly transformative. It would truly make an impact and combine the best of the communications industry, the best of the consulting industry and leverage deep technology to create a company that could fundamentally raise the value and the impact that we could bring to our clients worldwide. And after many months of discussion, we came up with such a game plan.

I’d like to share a little bit about that game plan with you now. You’ll hear a lot more over the next probably hours and days as we talk to everybody across the company. Point one: we’re going to form a new entity called Publicis.Sapient. There will be several things inside of Publicis.Sapient and I will be the leader of Publicis.Sapient. The first part of Publicis.Sapient is of course Sapient Nitro. The second part that we’re combining inside of Publicis.Sapient is Razorfish Global which as you know, also has Rosetta and other brands within it. The third part of Publicis.Sapient is DigitasLBi. The final part of Publicis.Sapient is something that will probably be named Sapient Consulting which will contain both our Global Markets business as well as our Government Services business.

We will also be expanding both in digital transformation as well as consulting as we look to stand up new industry verticals and build off the Global Markets footprint and model and how you really bring deep consulting and deep industry knowledge to our clients to help solve their transformational problems. We’ll also be expanding and extending our footprint in India to support the newly combined Publicis.Sapient Groupe, which again is amassing all the consulting and digital capabilities of the combined companies. As you know, Publicis also has some other great assets – in Publicis Worldwide, in Leo Burnett, Saatchi & Saatchi and obviously their great media properties across the world.

You might also ask why were they interested? What attracted them and Publicis and Maurice to Sapient? And I’d just like to highlight a few points. In Sapient Nitro, a tremendous strength in experience innovation, in new forms of creativity and depth in commerce and technology that is frankly unmatched anywhere in the world, so that would be my first point. The second point of discussion was how do we expand the consulting model – can we take the blueprint that we have in Global Markets and expand it to other industries, other topics and other business problems? The third thing that was tremendously interesting to Publicis was India. We obviously are best in the world at our ability to execute and execute in India and with India in collaboration of global distributed delivery model and they noticed. They noticed the depth of quality, knowledge and talent that exists in India and asked us very early on might this be something that you could expand. So the idea is to really continue to expand our footprint in India across Publicis.Sapient. So said more simply – to leverage our tremendous abilities and capabilities that are far better than any competitor out there across Razorfish Global, DigitasLBi and the other companies that will be within the Publicis.Sapient umbrella to take advantage of the tremendous value proposition we can bring our clients as well as more competitive and effective pricing that we can also offer.

Obviously, this is new news for you and I’m sure you’ll experience what I’ve experienced which is a range of feelings. But as we’ve talked about for many years – all of us – this is simply about impact. We have tremendous ambition and we’ve always desired to have a huge impact. Whether it was changing the way the world works or enabling human potential, we wanted to make a difference. That’s what it was all about. Part of what got me comfortable with the opportunity is spending a lot of time with Maurice Lévy and understanding his quality, his integrity, his vision and we had a shared vision that if we could really tip an industry that’d be both impactful and it would probably be heck of a lot of fun.

As we move forward, there will be much more information that you can get from leaders across the company. Do not hesitate to send me an email or frankly any leadership team members about any question that you might have. On a final thought, I’d just like to thank you all for all that you’ve done for so many years across the company with all of our clients and all our people to get us to this spot. It’s amazing. I’d also like to thank you for what you’re about to do. We’re going on our wildest adventure together yet and truly turning the next page of the Sapient story.